UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant    [x]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]    Definitive Proxy Statement
[x]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to § 240.14a‑12

MFRI, INC.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11:

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:                        $

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE
2013 ANNUAL MEETING OF MFRI, INC. STOCKHOLDERS

On June 6, 2013, MFRI, Inc. ("Company") filed a proxy statement ("Proxy Statement") for its 2013 annual meeting of stockholders ("Annual Meeting"), which is to be held on June 20, 2013, at 10:00 a.m. Central Time, at The Hilton Rosemont Chicago O'Hare, 5550 North River Road, Rosemont, Illinois 60018. The Proxy Statement included a proposal to approve the MFRI 2013 Omnibus Stock Incentive Plan ( "Plan").
On June 8, 2013, Institutional Shareholder Services Inc. ("ISS") published a proxy analysis and vote recommendation for the Annual Meeting. The proposal to approve the Plan received an unfavorable recommendation from ISS because the shareholder value transfer, as determined by ISS, was greater than ISS's company-specific allowable cap and the Plan permitted repricing of stock options without prior stockholder approval.
On June 14, 2013, in response to the ISS recommendation, the Board of Directors of the Company approved revisions to the Plan (i) to reduce the shareholder value transfer by limiting the total number of shares that may be issued pursuant to the Plan to 750,000 and (ii) by revising Section 3 to say that no award issued pursuant to the Plan shall be repriced.
A copy of the Plan, as revised, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2013.
Any vote previously entered, either by mailing a proxy card or over the Internet, "FOR" or "AGAINST" the Plan will be counted as a vote "FOR" or "AGAINST" the revised Plan, respectively. If you have already returned your proxy card or voted your proxy over the Internet and would like to change your vote on any matter, you may revoke your proxy by (1) following the instructions on the notice of Internet availability and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact us at (847) 966-1000 or you may write to our Corporate Secretary at MFRI, Inc., 7720 North Lehigh Avenue, Niles, Illinois 60714. This information will also be available by calling 1-800-690-6903 or by internet at www.proxyvote.com.
This Supplement to the Proxy Statement is being released to stockholders on or about June 14, 2013, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed "additional soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended.

By order of the Board of Directors,
/s/Michael D. Bennett
Michael D. Bennett
Corporate Secretary